410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Fourth Quarter and Fiscal Year 2017 Results

CHICAGO-(October 10, 2017)-Oil-Dri Corporation of America (NYSE: ODC) today announced net income of $10,792,000 or $1.47 of earnings per diluted share for fiscal 2017, compared to net income of $13,613,000 or $1.87 of earnings per diluted share in the prior year. Net sales for the twelve-months were $262,307,000 compared to net sales of $262,313,000 in the same period of fiscal 2016.

Net income for the fourth quarter of fiscal 2017 was $1,322,000 or $0.18 of earnings per diluted share, compared to net income of $5,261,000 or $0.72 per diluted share in the same period of the prior year. Net sales for the fourth quarter were $65,776,000 compared to net sales of $64,916,000 in the same period of fiscal 2016.

A higher, but more traditionally normal tax rate drove a lower net income in fiscal 2017 compared to fiscal 2016. The unusually low tax rate in fiscal 2016 resulted from the full release of the valuation allowance associated with the deferred tax asset for domestic AMT credits. Our Cash and Investment balances grew by approximately $3,900,000 over fiscal 2016. We now have approximately $20,000,000 more in cash and investments than we have in short and long term debt.

BUSINESS REVIEW

President and Chief Executive Officer, Daniel S. Jaffee said, “The positives of fiscal 2017 performance might be missed when performance is only compared with the prior year and fourth quarter results, which benefited from a tax rate that was about 25% of our historical average. Fiscal 2017 had the second highest pre-tax income in our company’s history, but the return to our historical average tax rate resulted in much of the overall per share earnings decline.

We are confident in our strategy to concentrate on profitable lightweight cat litter and value-added Business to Business products. We have plans in place to respond to the approximate 8% per ton increase in manufacturing costs that negatively impacted an otherwise improving gross profit. Manufacturing increases were driven by increased labor, employee benefits and depreciation costs, many of which should be positively impacted by the production efficiency initiatives that will be implemented in 2018.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

The private label lightweight segment of the cat litter market continued to grow during the year. Sales of our private label lightweight litter increased significantly during fiscal 2017. This increase is the result of additional distribution and increased sales velocity as our retail partners line priced the lightweight items with their heavy scoopable items.

Sales increased over the prior year for the Business to Business Products Group. Our Amlan International business benefited from increased sales by its subsidiary in China and increased sales of Varium, our natural growth promotion product for poultry. Sales of Pure-Flo bleaching earths in the EMEA region (Europe, the Middle East and Africa) increased for the quarter and positively impacted sales in 2017.”

SEGMENT REVIEW

BUSINESS TO BUSINESS

Fourth Quarter
	Three-Month Period
	May 1 - July 31		Change
	Fiscal 2017	Fiscal 2016
Net Sales	$25,526,000	$25,525,000	N/M
Segment Income	$8,310,000	$9,415,000	-12%

Fiscal Year
	Twelve-Month Period
	August 1 - July 31		Change
	Fiscal 2017	Fiscal 2016
Net Sales	$100,419,000	$96,444,000	4%
Segment Income	$33,343,000	$33,464,000	N/M

Year-Over-Year:

•	Net sales of Amlan International animal health products were up approximately 14% worldwide.

•	Net sales of our fluids purification products increased approximately 4%.

•	Net sales of our agricultural carrier products were approximately 2% higher.

•	Selling, general and administrative expenses decreased approximately 2% due to reduced costs for promotion and development of our animal health products.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

RETAIL AND WHOLESALE

Fourth Quarter
	Three-Month Period
	May 1 - July 31		Change
	Fiscal 2017	Fiscal 2016
Net Sales	$40,250,000	$39,391,000	2%
Segment Income (Loss)	$779,000	$(673,000)	N/M

Fiscal Year
	Twelve-Month Period
	August 1 - July 31		Change
	Fiscal 2017	Fiscal 2016
Net Sales	$161,888,000	$165,869,000	-2%
Segment Income	$6,775,000	$5,009,000	35%

Year-Over-Year:

•
Net sales of our branded and private label coarse non-clumping litter were down approximately 7%. The decline was partially a result of our decision not to pursue continued business with two major low margin customers.

•	Net sales decreased for heavyweight scoopable litters due to competition from new competitive products.

•	Selling, general and administrative expenses decreased approximately 17%.

•	Segment income increased due to a $4,300,000 reduction in advertising costs and the benefit of higher selling prices.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

FINANCIAL REVIEW
(Fiscal Year 2017 Ended July 31)

At July 31, 2017, cash, cash equivalents, and short-term investments totaled $32,671,000, a 13% increase compared to $28,813,000 one year ago.

Cash provided by operating activities was $26,949,000, which was $1,778,000 higher than the $25,171,000 for the same period last year. The change in deferred income taxes contributed to the increase. Deferred income tax changes were driven by accruals for postretirement benefits and trade promotions. Increased accounts payable and lower inventory levels also improved cash from operating activities. Higher accounts receivable and prepaid expenses partially offset these cash increases.

Capital expenditures for the period totaled $14,763,000, which was $1,991,000 more than depreciation and amortization of $12,772,000. Capital expenditures included spending for the new enterprise resource planning system implementation and related infrastructure improvements, as well as equipment replacement at our manufacturing facilities. By comparison, capital expenditures totaled $10,684,000 one year ago.

On June 14, 2017, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.23 per share of outstanding Common Stock and $0.173 per share of outstanding Class B Stock. The dividends were paid on September 1, 2017, to stockholders of record at the close of business on August 18, 2017. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for each of the last fourteen years. At the end of the fourth quarter, the annualized dividend yield on the Company’s Common Stock was 2.2%, based on the closing stock price on July 31, 2017 of $41.36 per share and the latest quarterly cash dividend of $0.23 per share.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

LOOKING FORWARD

President and Chief Executive Officer, Daniel Jaffee continued, “We are focused on long-term growth and supporting our most profitable products. We have started fiscal 2018 with a strong cash position and know that it will be an exciting year as we continue investing in our future. We will be launching a new integrated marketing campaign in support of our lightweight litters and expect advertising expense in fiscal 2018 to be at similar levels as fiscal 2017. Also in 2018, we will continue promoting our value-added Business to Business products as they gain market share, implement a new enterprise resource planning system and improve overall production efficiencies.

In an effort to engage more dynamically with our investor community, we have decided to focus our energies on quarterly teleconferences. This news release is the last scheduled earnings-focused news release. Our financial results will continue to be available in our quarterly 10-Q and annual 10-K filings and will be discussed on our investor teleconferences. Please sign-up for notifications on our new website (http://investors.oildri.com/email-notification) and receive regular communications, including quarterly filings and teleconference details. Join us for our next call on Wednesday, October 11, 2017 from 10:00 am to 10:30 am, Central Time. Teleconference details are now available on our website (http://investors.oildri.com/events).”

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

FIVE-YEAR SUMMARY
(Key Metrics as of July 31)

	Fiscal 2017	Fiscal 2016	Fiscal 2015	Fiscal 2014	Fiscal 2013
Cash, cash equivalents and short-term investments	$32,671,000	$28,813,000	$22,328,000	$18,999,000	$42,494,000
Net cash provided by operations	$26,949,000	$25,171,000	$26,976,000	$16,296,000	$23,366,000
Cash, cash equivalents and short-term investments less notes payable (1)	$20,427,000	$13,515,000	$3,574,000	$(3,158,000)	$16,903,000
Net Income	$10,792,000	$13,613,000	$11,368,000	$8,356,000	$14,586,000
Net income per diluted share	$1.47	$1.87	$1.59	$1.17	$2.07
Return on average stockholders’ equity	8.9%	12.0%	10.6%	8.1%	15.5%
Capital expenditures	$14,763,000	$10,684,000	$15,859,000	$18,566,000	$9,795,000
Dividends paid	$5,926,000	$5,600,000	$5,247,000	$4,965,000	$4,630,000
Dividends paid per Common Stock share	$0.88	$0.84	$0.80	$0.76	$0.72

(1) Prior year amounts have been retrospectively adjusted to conform to the current year presentation of debt issuance costs required by new guidance under Accounting Standards Codification (“ASC”) 835, Simplifying the Presentation of Debt Issuance Cost.

###

While granular clay floor absorbents were Oil-Dri’s founding product, it has since diversified its portfolio to include both consumer and business to business product offerings that supply pet care, animal health, fluids purification, agricultural ingredient, sports field, industrial and automotive markets. In 2016, Oil-Dri celebrated its seventy-fifth year of business and looks forward to the next milestone.

The Company will host its fourth quarter earnings teleconference on Wednesday, October 11, 2017 and its first quarter fiscal 2018 earnings teleconference on Monday, December 11, 2017. Both conferences will commence at 10:00 am, Central Time. Teleconference details will be communicated via web alert approximately one week prior to the call.

Oil-Dri will host its Annual Meeting of Stockholders on Tuesday, December 12, 2017 starting at 9:30 am, Central Time. The meeting will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604. The record date for voting eligibility at the Annual Meeting is October 16, 2017.

“Oil-Dri”, “Pure-Flo” and “Amlan” are registered trademarks of Oil-Dri Corporation of America. “Varium” is a trademark of Oil-Dri Corporation of America.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)
	Fourth Quarter Ended July 31,
	2017	% of Sales	2016	% of Sales
Net Sales	$65,776	100.0%	$64,916	100.0%
Cost of Sales	(49,695)	(75.6)%	(46,050)	(70.9)%
Gross Profit	16,081	24.4%	18,866	29.1%
Selling, General and Administrative Expenses	(13,230)	(20.1)%	(15,394)	(23.8)%
Operating Income	2,851	4.3%	3,472	5.3%
Interest Expense	(166)	(0.3)%	(267)	(0.4)%
Other Income (Loss)	169	0.3%	(224)	(0.3)%
Income Before Income Taxes	2,854	4.3%	2,981	4.6%
Income Tax (Expense) Benefit	(1,532)	(2.3)%	2,280	3.5%
Net Income	$1,322	2.0%	$5,261	8.1%
Net Income Per Share:
Basic Common	$0.20		$0.78
Basic Class B Common	$0.15		$0.59
Diluted Common	$0.18		$0.72
Average Shares Outstanding:
Basic Common	5,024		4,999
Basic Class B Common	2,088		2,050
Diluted Common	7,179		7,122

	Twelve Months Ended July 31,
	2017	% of Sales	2016	% of Sales
Net Sales	$262,307	100.0%	$262,313	100.0%
Cost of Sales	(188,595)	(71.9)%	(185,164)	(70.6)%
Gross Profit	73,712	28.1%	77,149	29.4%
Selling, General and Administrative Expenses	(58,482)	(22.3)%	(61,736)	(23.5)%
Operating Income	15,230	5.8%	15,413	5.9%
Interest Expense	(888)	(0.3)%	(1,035)	(0.4)%
Other Income (Loss)	203	0.1%	(21)	—%
Income Before Income Taxes	14,545	5.6%	14,357	5.5%
Income Tax Expense	(3,753)	(1.4)%	(744)	(0.3)%
Net Income	$10,792	4.2%	$13,613	5.2%
Net Income Per Share:
Basic Common	$1.60		$2.04
Basic Class B Common	$1.20		$1.53
Diluted Common	$1.47		$1.87
Average Shares Outstanding:
Basic Common	5,017		4,986
Basic Class B Common	2,083		2,050
Diluted Common	7,158		7,094

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

		As of July 31,
		2017	2016
Current Assets
Cash and Cash Equivalents		$9,095	$18,629
Short-term Investments		23,576	10,184
Accounts Receivable, Net		32,750	30,386
Inventories		22,615	23,251
Prepaid Expenses		8,981	8,723
Total Current Assets		97,017	91,173
Property, Plant and Equipment, Net		84,033	80,711
Other Assets (1)		31,525	32,931
Total Assets		$212,575	$204,815

Current Liabilities
Current Maturities of Notes Payable		$3,083	$3,083
Accounts Payable		9,594	6,635
Dividends Payable		1,553	1,477
Accrued Expenses		18,724	19,545
Total Current Liabilities		32,954	30,740
Noncurrent Liabilities
Notes Payable (1)		9,161	12,215
Other Noncurrent Liabilities		44,423	46,309
Total Noncurrent Liabilities		53,584	58,524
Stockholders' Equity		126,037	115,551
Total Liabilities and Stockholders' Equity		$212,575	$204,815

Book Value Per Share Outstanding		$17.75	$16.42

Acquisitions of:
Property, Plant and Equipment	Fourth Quarter	$4,345	$3,632
	Year To Date	$14,763	$10,684
Depreciation and Amortization Charges	Fourth Quarter	$3,219	$3,201
	Year To Date	$12,772	$12,192

(1) Prior year amounts have been retrospectively adjusted to conform to the current year presentation of debt issuance costs required by new guidance under Accounting Standards Codification (“ASC”) 835, Simplifying the Presentation of Debt Issuance Cost.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Twelve Months Ended
	July 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$10,792	$13,613
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	12,772	12,192
(Increase) Decrease in Accounts Receivable	(2,331)	942
Decrease (Increase) in Inventories	666	(1,954)
Increase (Decrease) in Accounts Payable	2,423	(931)
(Decrease) Increase in Accrued Expenses	(845)	2,746
Increase in Pension and Postretirement Benefits	209	4,171
Other	3,263	(5,608)
Total Adjustments	16,157	11,558
Net Cash Provided by Operating Activities	26,949	25,171

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(14,763)	(10,684)
Net Purchase of Investment Securities	(13,345)	(7,984)
Other	64	261
Net Cash Used in Investing Activities	(28,044)	(18,407)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,083)	(3,484)
Dividends Paid	(5,926)	(5,600)
Purchase of Treasury Stock	(135)	(18)
Other	594	660
Net Cash Used in Financing Activities	(8,550)	(8,442)

Effect of exchange rate changes on cash and cash equivalents	111	169

Net Decrease in Cash and Cash Equivalents	(9,534)	(1,509)
Cash and Cash Equivalents, Beginning of Period	18,629	20,138
Cash and Cash Equivalents, End of Period	$9,095	$18,629

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256